Exhibit 99.1

NAPCO Security Technologies, Inc. Reports Fiscal Q4 and Full Year 2026 Results

AMITYVILLE, N.Y., August 24, 2026 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security equipment, wireless communication devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced financial results for its fourth quarter and fiscal year 2026.  Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

Fourth Quarter 2026 Financial Results as Compared to Fourth Quarter 2025

●	Net revenue increased 10.0% to a quarterly record $55.8 million, as compared to $50.7 million
●	Recurring service revenue (“RSR”) increased 12.9% to $25.3 million, with over 90% gross margin, as compared to $22.4 million
●	Equipment revenue increased 7.7% to $30.5 million, compared to $28.3 million
●	Gross profit margin of 61.3%, which included a benefit of approximately 600 basis points from tariff refunds, vs 52.8% in prior fiscal year quarter
●	Net Income increased 52.7% YoY to a quarterly record $17.8 million, as compared to $11.6 million
●	Diluted Net Income per share increased 51.5% to $0.50, which is inclusive of a benefit of approximately $0.09 from net tariff refunds, as compared to $0.33
●	Non-GAAP Adjusted EBITDA increased 44.3% to a quarterly record $20.6 million with an Adjusted EBITDA Margin of 36.8%

Full Year 2026 Financial Results as Compared to Full Year 2025

●	Net revenue increased 11.4% to a record $202.3 million, as compared to $181.6 million
●	RSR increased 13.0% to $97.5 million, with over 90% gross margin, as compared to $86.3 million
●	RSR has a prospective annual run rate of approximately $103 million based on July 2026 recurring service revenues
●	Equipment revenue increased 10.0% to $104.8 million, compared to $95.3 million
●	Gross profit margin of 59.2%, which included a benefit of approximately 50 basis points from tariff refunds, vs 55.6% in prior fiscal year
●	Net Income decreased (.9%) to $43.0 million, as compared to $43.4 million. Full year net income and net income per share were negatively affected by a $16 million litigation settlement charge taken in Q3 of fiscal 2026
●	Diluted Net Income per share increased 0.8% YoY to $1.20, which is inclusive of a benefit of approximately $0.03 from net tariff refunds and negative impact of approximately $0.40 from net litigation settlement costs, as compared to $1.19
●	Non-GAAP Net Income increased 32.0% to $57.3 million, as compared to $43.4 million
●	Non-GAAP Diluted Net Income per share increased 34.5% YoY to $1.60, as compared to $1.19.
●	Non-GAAP Adjusted EBITDA increased 27.9% YoY to a record $66.7 million, with an Adjusted EBITDA Margin of 33.0%
●	The Board declared a quarterly dividend of $0.17 per share, payable on October 2, 2026 to shareholders of record on September 11, 2026.

Kevin Buchel, CEO and President, commented, “Our Fiscal Q4 performance completes a strong close to our fiscal year end and reflects continued positive financial results. We achieved record Q4 revenue and Adjusted EBITDA of $55.8 and $20.6 million, respectively, which was bolstered by our recurring service revenue with its continued year over year double digit growth. We saw a rebound in our equipment sales, which increased 10.0% for the year, driven by strong demand for our door-locking products as well as a 36% growth in sales of our intrusion products in Q4, which is primarily a result of increased sales of our StarLink fire communicators. Our RSR continues to deliver gross margins of over 90%, and represents approximately 45% of total revenue in Q4, and has a prospective run rate of approximately $103 million based on our July 2026 recurring service revenue. Our revenue growth and margin expansion in Q4 resulted in a 53% increase in net income, a 44% increase in Non-GAAP Adjusted EBITDA and our Adjusted EBITDA margin was 36.8% as compared to 28.1% in Q4 of Fiscal 2025.

As such we are pleased to continue our dividend program and will be increasing the quarterly dividend by 13.3% to $0.17 per share, which will be paid on October 2, 2026, to shareholders of record on September 11, 2026.”

	Three months ended June 30,			Year ended June 30,
	(dollars in thousands)			(dollars in thousands)
			% Increase/			% Increase/
Financial Highlights	2026	2025	(decrease)	2026	2025	(decrease)
GAAP Results
Net Revenue	$55,809	$50,724	10.0%	$202,316	$181,621	11.4%
Gross Profit	$34,218	$26,798	27.7%	$119,791	$101,030	18.6%
Gross Profit Margin	61.3%	52.8%		59.2%	55.6%
Operating Income	$18,430	$12,086	52.5%	$45,638	$46,259	(1.3)%
Net Income	$17,767	$11,632	52.7%	$43,027	$43,406	(0.9)%
Diluted Earnings Per Share	$0.50	$0.33	51.5%	$1.20	$1.19	0.8%

Non-GAAP Results
Operating Income	$18,430	$12,086	52.5%	$61,638	$46,259	33.2%
Net Income	$17,767	$11,632	52.7%	$57,294	$43,406	32.0%
Net Income Margin	31.8%	22.9%		28.3%	23.9%
Diluted Earnings Per Share	$0.50	$0.33	51.5%	$1.60	$1.19	34.5%
Adjusted EBITDA	$20,559	$14,249	44.3%	$66,670	$52,126	27.9%
Adjusted EBITDA Margin	36.8%	28.1%		33.0%	28.7%
Adjusted EBITDA Per Share	$0.57	$0.40	42.5%	$1.86	$1.43	30.1%
Free Cash Flows	$17,249	$14,387	19.9%	$59,228	$51,411	15.2%
Free Cash Flows Margin	30.9%	28.4%		29.3%	28.3%

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, August 24, 2026, and in order to participate please go to the Investor Relations section of the Company website at https://investor.napcosecurity.com/events-presentations or choose https://app.webinar.net/OM3bGdQ8gY1. Alternatively, interested parties may participate in the call by dialing (US) 1-800-836-8184 or 1-646-357-8785.  A replay of the webcast will be available on the Investor Relations section of the Company’s website.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to supply chain challenges and developments; the growth of recurring service revenues and annual run rate; the strength of our balance sheet; our expectations regarding future results; the introduction of new access control and locking products; the opportunities for school security products; the opportunities for fire alarm products; and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements because of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proved to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

*Non-GAAP Financial Measures

Certain non-GAAP measures are included in this press release, including non-GAAP operating income, non-GAAP net income, non-GAAP net income per share (diluted), non-GAAP net income margin, Adjusted EBITDA, Adjusted EBITDA per share (diluted), Adjusted EBITDA per share margin, Free Cash Flow and Free Cash Flow margin. We define non-GAAP net income as GAAP net income plus litigation settlement costs. We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest income (expense), stock-based compensation, non-recurring legal expenses, litigation settlement costs, and depreciation and amortization expenses.  Non-GAAP net income margin is non-GAAP net income divided by revenue. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue. We define Free Cash Flow (FCF) as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as Adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2026	June 30, 2025

	(in thousands, except share data)
Assets
Current Assets
Cash and cash equivalents	$126,928	$83,081
Marketable securities	10,637	16,095
Accounts and other receivable, net of allowance for credit losses of $101 and $25 as of June 30, 2026 and June 30, 2025, respectively	35,975	30,108
Inventories	30,118	29,962
Prepaid expenses and other current assets	4,325	3,198
Total Current Assets	207,983	162,444
Inventories - non-current	9,256	11,313
Property, plant and equipment, net	9,238	9,233
Intangible assets, net	2,990	3,287
Deferred income taxes	4,105	6,476
Operating lease - Right-of-use asset	4,906	5,188
Other assets	190	200
Total Assets	$238,668	$198,141

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$6,925	$5,742
Accrued expenses	8,546	8,712
Accrued litigation costs	16,000	—
Accrued salaries and wages	4,484	4,398
Dividends payable	5,365	4,992
Accrued income taxes	1,134	213
Total Current Liabilities	42,454	24,057
Accrued income taxes	33	143
Operating lease liability	5,179	5,335
Total Liabilities	47,666	29,535
Commitments and Contingencies (Note 13)
Stockholders' Equity
Common Stock, par value $0.01 per share; 100,000,000 shares authorized as of June 30, 2026 and 2025; 39,883,051 and 39,771,035 shares issued; and 35,768,437 and 35,656,421 shares outstanding, respectively.	399	398
Additional paid-in capital	25,355	25,280
Retained earnings	221,403	199,083
Treasury Stock, at cost, 4,114,614 shares as of both June 30, 2026 and June 30, 2025	(56,315)	(56,315)
Accumulated other comprehensive income	160	160
Total Stockholders' Equity	191,002	168,606
Total Liabilities and Stockholders' Equity	$238,668	$198,141

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended June 30,
	2026	2025	2024

	(in thousands, except for share and per share data)
Revenue:
Equipment revenue	$30,488	$28,298	$29,938
Service revenue	25,321	22,426	20,392
Total revenue	55,809	50,724	50,330
Cost of Revenue:
Cost of equipment revenue	19,089	21,827	20,530
Cost of service revenue	2,502	2,099	1,955
Total cost of revenue	21,591	23,926	22,485

Gross Profit	34,218	26,798	27,845

Operating Expenses:
Research and development	3,660	3,232	3,027
Selling, general, and administrative	12,128	11,480	10,854
Total operating expenses	15,788	14,712	13,881

Operating Income	18,430	12,086	13,964

Other Income:
Interest income, net	969	725	712
Other income, net	251	158	50
Income before Provision for Income Taxes	19,650	12,969	14,726
Provision for Income Taxes	1,883	1,337	1,192
Net Income	$17,767	$11,632	$13,534

Income Per Share:
Basic	$0.50	$0.33	$0.37
Diluted	$0.50	$0.33	$0.36

Weighted Average Number of Shares Outstanding:
Basic	35,747,000	35,656,000	36,939,000
Diluted	35,883,000	35,764,000	37,232,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended June 30,
	2026	2025	2024

	(in thousands, except for share and per share data)
Revenue:
Equipment revenue	$104,788	$95,291	$113,071
Service revenue	97,528	86,330	75,749
Total revenue	202,316	181,621	188,820
Cost of Revenue:
Cost of equipment revenue	73,031	72,795	79,862
Cost of service revenue	9,494	7,796	7,204
Total cost of revenue	82,525	80,591	87,066

Gross Profit	119,791	101,030	101,754

Operating Expenses:
Research and development	13,791	12,581	10,763
Selling, general, and administrative expenses	44,362	42,190	37,173
Litigation settlement cost	16,000	—	—
Total operating expenses	74,153	54,771	47,936

Operating Income	45,638	46,259	53,818

Other Income:
Interest income, net	3,587	3,356	2,375
Other income, net	597	454	193
Income before Provision for Income Taxes	49,822	50,069	56,386
Provision for Income Taxes	6,795	6,663	6,568
Net Income	$43,027	$43,406	$49,818

Income Per Share:
Basic	$1.21	$1.20	$1.35
Diluted	$1.20	$1.19	$1.34

Weighted Average Number of Shares Outstanding:
Basic	35,690,000	36,298,000	36,812,000
Diluted	35,891,000	36,499,000	37,066,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Fiscal Year ended June 30,
	2026	2025	2024

	(in thousands)
Cash Flows from Operating Activities
Net Income	$43,027	$43,406	$49,818
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,208	2,276	2,163
Change in accrued interest on other investments	—	—	31
Unrealized gain on marketable securities	—	(177)	(56)
Realized gain on sales of marketable securities	(407)	(56)	—
Charge (recovery) of credit losses	76	(7)	(99)
Change to inventory reserve	(444)	643	1,691
Deferred income taxes	2,371	(1,048)	(2,776)
Stock-based compensation expense	989	1,513	1,733
Changes in operating assets and liabilities:
Accounts and other receivable	(5,943)	1,797	(5,730)
Inventories	2,344	7,995	(3,255)
Prepaid expenses and other current assets	(1,127)	1,071	(867)
Income tax receivable	(1)	48	2
Other assets	11	86	25
Accounts payable, accrued expenses, accrued litigation costs, accrued salaries and wages, accrued income taxes	18,041	(4,020)	2,688
Net Cash Provided by Operating Activities	61,145	53,527	45,368
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(1,917)	(2,116)	(1,594)
Purchases of marketable securities	(11,370)	(12,835)	(206)
Proceeds from sales of marketable securities	17,236	2,556	—
Purchases of other investments	—	—	(1,351)
Redemption of other investments	—	26,980	—
Net Cash Provided by (Used in) Investing Activities	3,949	14,585	(3,151)
Cash Flows from Financing Activates
Proceeds from stock option exercises	628	54	427
Dividends paid	(20,334)	(13,632)	(13,258)
Purchase of treasury shares	—	(36,794)	—
Payment of tax withholdings related to stock option exercises	(1,541)	—	—
Net Cash Used in Financing Activities	(21,247)	(50,372)	(12,831)

Net increase in Cash and Cash Equivalents	43,847	17,740	29,386
Cash and Cash Equivalents - Beginning	83,081	65,341	35,955
Cash and Cash Equivalents - Ending	$126,928	$83,081	$65,341
Supplemental Cash Flow Information
Interest paid	$—	$—	$14
Income taxes paid, net of refunds received	$3,505	$8,427	$9,330
Non-Cash Investing and Financing Transactions
Dividends declared and not paid	$5,365	4,992	—

NAPCO SECURITY TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA*

(unaudited)

(in thousands, except share and per share data)

		Non-GAAP Adjustments
		Litigation
		Settlement	Tax
	GAAP	Cost	Adjustments (1)	Non-GAAP
Three months ended June 30, 2026
Revenue	$55,809	$—	$—	$55,809
Gross Profit	34,218	—	—	34,218
Operating Expenses	15,788	—	—	15,788
Operating Income	18,430	—	—	18,430
Net Income	17,767	—	-	17,767
Non-GAAP adjusted net income margin				31.8%
Non-GAAP adjusted net income per share - diluted				$0.50

Three months ended June 30, 2025
Revenue	$50,724	$—	$—	$50,724
Gross Profit	26,798	—	—	26,798
Operating Expenses	14,712	—	—	14,712
Operating Income	12,086	—	—	12,086
Net Income	11,632	—	—	11,632
Non-GAAP adjusted net income margin				22.9%
Non-GAAP adjusted net income per share - diluted				$0.33

Year ended June 30, 2026
Revenue	$202,316	$—	$—	$202,316
Gross Profit	119,791	—	—	119,791
Operating Expenses	74,153	(16,000)	—	58,153
Operating Income	45,638	16,000	—	61,638
Net Income	43,027	16,000	(1,733)	57,294
Non-GAAP adjusted net income margin				28.3%
Non-GAAP adjusted net income per share - diluted				$1.60

Year ended June 30, 2025
Revenue	$181,621	$—	$—	$181,621
Gross Profit	101,030	—	—	101,030
Operating Expenses	54,771	—	—	54,771
Operating Income	46,259	—	—	46,259
Net Income	43,406	—	—	43,406
Non-GAAP adjusted net income margin				23.9%
Non-GAAP adjusted net income per share - diluted				$1.19

	Three months ended June 30,		Fiscal year ended June 30,
	2026	2025	2026	2025
Denominator:
Weighted average shares outstanding
Basic, as reported	35,747,000	35,656,000	35,690,000	36,298,000
Effect of Dilutive Securities	136,000	108,000	201,000	201,000
Diluted, (Denominator)	35,883,000	35,764,000	35,891,000	36,499,000
1.	The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

NAPCO SECURITY TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA*

(unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,		Year ended June 30,
	2026	2025	2026	2025
Non-GAAP adjusted EBITDA:
Net income, as reported	$17,767	$11,632	$43,027	$43,406
Interest income, net	(969)	(725)	(3,587)	(3,356)
Provision for income taxes	1,883	1,337	6,795	6,663
Depreciation and amortization	539	571	2,208	2,276
Non-GAAP EBITDA	19,220	12,815	48,443	48,989
Adjustments:
Stock based compensation	205	370	989	1,513
Nonrecurring legal expense(1)	1,134	1,064	1,238	1,624
Litigation settlement cost(2)	—	—	16,000	—
Total adjustments	1,339	1,434	18,227	3,137
Non-GAAP adjusted EBITDA	$20,559	$14,249	$66,670	$52,126
Non-GAAP adjusted EBITDA margin	36.8%	28.1%	33.0%	28.7%

Non-GAAP per share data:
Non-GAAP adjusted EBITDA per share - diluted	$0.57	$0.40	$1.86	$1.43

Denominator:
Weighted average shares outstanding
Basic, as reported	35,747,000	35,656,000	35,690,000	36,298,000
Effect of Dilutive Securities	136,000	108,000	201,000	201,000
Diluted, (Denominator)	35,883,000	35,764,000	35,891,000	36,499,000
1.	Nonrecurring Legal Expenses, which are net of any insurance reimbursements, are legal fees that are determined not to be of a normal recuring nature and expenses necessary to operate the business
2.	Litigation settlement costs, which are net of any insurance reimbursements, were determined not to be of a recurring nature and costs that are not in the normal cost of business or necessary to operate the business

	Three months ended June 30,		Year ended June 30,
	(dollars in thousands)		(dollars in thousands)

	2026	2025	2026	2025
Free cash flow:
Net Cash Provided by Operating Activities	$17,654	$14,624	$61,145	$53,527
Less: Purchases of property, plant, and equipment	(405)	(237)	(1,917)	(2,116)
Free Cash Flow(1)	$17,249	$14,387	$59,228	$51,411
Free Cash Flow Margin(1)	30.9%	28.4%	29.3%	28.3%

1.	1. Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

Contacts:

Francis J. Okoniewski

Vice President of Investor Relations

NAPCO Security Technologies, Inc.

Office 800-645-9445 x 374

Mobile 516-404-3597

fokoniewski@napcosecurity.com